Exhibit 99.2

CITYSYNC LIMITED

CONSOLIDATED BALANCE SHEET (unaudited)
30 April 2010
(£ in 000s)

	£	£
FIXED ASSETS
Intangible assets		176
Tangible assets		173

		349

CURRENT ASSETS
Stocks	495
Debtors	1,315
Cash at bank and in hand	79

	1,889
CREDITORS
Amounts falling due within one year	1,980

NET CURRENT LIABILITIES		91

NET ASSETS		258

CAPITAL AND RESERVES
Called up share capital		15
Profit and loss account		243

SHAREHOLDERS’ FUNDS		258

The notes form part of these financial statements.

CITYSYNC LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT (unaudited)
for the three months ended 30 April 2010 and 2009
(£ in 000s)

	2010	2009
	£	£

TURNOVER	946	615

Cost of sales	342	327

GROSS PROFIT	604	288

Administrative expenses	603	577

OPERATING PROFIT (LOSS)	1	(289)

Interest payable and similar charges	25	17

LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION	(24)	(306)

Taxes	(58)

INCOME (LOSS) FOR THE PERIOD AFTER TAXATION	34	(306)

The notes form part of these financial statements.

CITYSYNC LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Interim, unaudited)

This interim consolidated financial information the three months ended 30 April 2010 was approved by the Directors on 8 June 2010.

1.	BASIS OF PREPARATION

The accounting policies applied are consistent with those described in the Report of the Directors and Consolidated Financial Statements for the year ended 31 January 2010 and this interim consolidated information should be read in conjunction with that report.

This interim consolidated financial information is not audited and does not comprise statutory financial statements.  The Report of the Directors and Consolidated Financial Statements for the year ended 31 January 2010 were approved by the Directors on 26 May 2010.  The report of the auditors on those financial statements was unqualified, did not contain an emphasis of matter paragraph and did not contain any statement under section 498 of the Companies Act 2006.

2.	TAXATION

A benefit has been realized for a revised estimate under the U.K Research and Development (R&D) tax credit regime. The benefit relates to activity in the year ended 31 January 2010.

3.	TANGIBLE FIXED ASSETS

Totals £ (000)
COST
At 1 February 2010	354
Additions	61

At 30 April 2010	415

DEPRECIATION
At 1 February 2010	232
Charge for period	10

At 30 April 2010	242

NET BOOK VALUE
At 30 April 2010	173

At 31 January 2010	122